EXHIBIT 10.3


                       THE BEAR STEARNS COMPANIES INC.
                        CAPITAL ACCUMULATION PLAN FOR
                          SENIOR MANAGING DIRECTORS
                   (Amended and Restated November 29, 2000
              for Plan Years beginning on or after July 1,1999,
    and Further Amended as of March 31, 2004, February 8, 2006, February 28,
                            2006 and April 18, 2007)

                                  SECTION 1

                        Purpose and Restatement Date

   The purpose of the Plan is to promote the interests of the Company and its stockholders by providing long-term incentives for the benefit of certain key executives of the Company, Bear Stearns and any of the Company's subsidiaries who contribute significantly to the long-term performance and growth of the Company. This restatement of the Plan is adopted November 29, 2000, and provides for two versions of the Plan. This version of the Plan applies with respect to Plan Years (as defined below) beginning on or after July 1, 1999; deferrals made with respect to Plan Years beginning prior to that date remain subject to the terms of the Plan as in effect on June 30, 1999. This version of the Plan for Plan Years beginning on or after July 1, 1999 and the version of the Plan for Plan Years beginning prior to that date shall constitute a single Plan. All deferrals made with respect to Plan Years beginning on or after July 1, 1999 are cancelled by action of the Board Committee as hereinafter defined in adopting this version of the Plan, and the terms of the Plan, as set forth in this restatement and as may subsequently be amended from time to time, shall apply with respect to such Plan Year.

                                  SECTION 2

                                 Definitions

2.1 Terms Defined. When used herein, the following terms shall have the following meanings:


         "Account" means a Capital Accumulation Account, as the context may require.

         "Adjusted Earnings Per Share" means, for any Fiscal Year, (a) the Company's consolidated net income or loss for such Fiscal Year, less the amount of the Preferred Stock Dividend Requirement for such Fiscal Year, plus the product of (a) the Earnings Adjustment multiplied by (b) the Average Cost Per Share for such Fiscal Year by the fraction which is 1 minus the Marginal Tax Rate, divided by (b) the sum of (i) the number of shares of Common Stock outstanding during such Fiscal Year, computed on a weighted average basis based on the number of days outstanding during such Fiscal Year, (ii) the aggregate number of CAP Units credited to the Accounts of all Participants computed on a weighted average basis based on the number of days outstanding during such Fiscal Year but not including in such computation the day that CAP Units are credited, increased or decreased pursuant to Section 5.1 or 5.2 of the Plan, and (iii) the aggregate number of Restricted Stock Units included in the Company's calculation of Earnings Per Share as reported in the Annual Report.

         "Adjusted Preferred Stock Dividend Requirement" means, for any Fiscal Year, the quotient obtained by dividing (i) the aggregate amount of all dividends actually declared by the Company on, or, if no such dividends are actually declared, required to be declared by the Company in accordance with the terms of, any Preferred Stock, in such Fiscal Year, by
      (ii) the fraction which is one minus the Marginal Tax Rate for such Fiscal Year.

         "Affiliate" means (a) Bear Stearns, (b) any other subsidiary of the Company and (c) any other corporation or other entity which is controlled, directly or indirectly, by, or under common control with, the Company and which the Board Committee designates as an "Affiliate" for purposes of the Plan.

         "Aggregate Imputed Cost" means, with respect to any Fiscal Year, the sum of (a) the aggregate of the Cost of Carry for such Fiscal Year for all Participants in the Plan plus (b) the Capital Reduction Charge for such Fiscal Year plus (c) the product of (i) the sum of the Earnings Adjustments for such Fiscal Year for all Participants in the Plan multiplied by (ii) the Average Cost Per Share for such Fiscal Year, minus
      (d) the Dividend Savings for such Fiscal Year.



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

         "Appropriate Committee" means the Management and Compensation Committee or, in the case of Participants who are Reporting Persons, the Board Committee.

         "Associate" of a Person means (a) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or subsidiaries.

         "Available Shares" means, with respect to any Fiscal Year or portion thereof, the sum of (a) the number of shares of Common Stock purchased by the Company in the open market or in private transactions or otherwise during such period that have not been previously allocated under the Plan and designated by the Board Committee at the time of purchase as having been purchased for issuance under the Plan with respect to the Fiscal Year or portion thereof specified by the Board Committee, (b) shares of Common Stock purchased prior to such Fiscal Year that were designated as Available Shares but were not allocated under the Plan which the Company makes available to the Plan subsequent to the period in which such shares were purchased and the Board Committee thereafter designates as Available Shares for issuance under the Plan with respect to the Fiscal Year or portion thereof specified by the Board Committee, and (c) the number of shares of Common Stock purchased by any trust or other arrangement established pursuant to Section 7 hereof on the open market, in private placement transactions or otherwise during such period.

         "Average Cost Per Share" means, with respect to any period, the weighted average of the sum of (a) the average price paid (including commissions) by the Company in respect of Available Shares purchased by the Company during such Fiscal Year and (b) in respect of Available Shares purchased by the Company prior to such Fiscal Year that the Company makes available to the Plan and that are accepted by the Board Committee, the Fair Market Value as of the last trading day of such period.

         "Average Federal Funds Rate" means, with respect to any Fiscal Year, the percentage (expressed as a decimal fraction) obtained by taking the sum of the Federal Funds Rates for each day during the Fiscal Year and dividing such amount by the number of days in such Fiscal Year.

         "Award" shall mean an award of CAP Units granted by the Board Committee, in its sole discretion.

         "Bear Stearns" means Bear, Stearns & Co. Inc., a Delaware corporation, and its successors and assigns.


         "Beneficial Owner" has the meaning ascribed thereto in Rule 13d-3 under the Exchange Act, except that, in any case, a Person shall be deemed the Beneficial Owner of any securities owned, directly or indirectly, by the Affiliates and Associates of such Person.

         "Beneficiary" of a Participant means the beneficiary or beneficiaries designated by such Participant in accordance with Section 10 to receive the amount, if any, payable hereunder upon the death of such Participant.

         "Board Committee" means the Compensation Committee of the Board of Directors or another committee of the Board of Directors designated by the Board of Directors to perform the functions of the Board Committee hereunder. To the extent required by Rule 16b-3, the Board Committee shall be composed solely of directors who are not Participants in the Plan and are in other respects "Non-Employee Directors" within the meaning of Rule 16b-3.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or permitted by law to be closed.

         "CAP Units" mean the units, each such unit corresponding to one share of Common Stock, credited to a Participant's Capital Accumulation Account pursuant to Section 5. All calculations and determinations of the number of CAP Units hereunder shall be made in whole and fractional units, with such fractional units rounded to the nearest one-thousandth of a unit.



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

         "Capital Accumulation Account" has the meaning assigned to such term in
      Section 5.1.

         "Capital Reduction Charge" means the product of (a) the sum of (i) the amount determined by multiplying the Aggregate Imputed Cost for the Fiscal Year preceding the year for which the determination is being made by the fraction which is one minus the Marginal Tax Rate for such preceding Fiscal Year (the "Tax-Effected Aggregate Imputed Cost" for such Fiscal
      Year), plus (ii) the aggregate Tax-Effected Aggregate Imputed Cost of the Plan for all preceding Fiscal Years, other than the Fiscal Year immediately preceding the year for which the determination is being made, plus (iii) the sum of the respective amounts obtained by multiplying the Capital Reduction Charge for each preceding Fiscal Year by the fraction which is one minus the Marginal Tax Rate for the corresponding Fiscal Year, less (iv) the aggregate amount of all cash dividends that would have been paid by the Company on the aggregate number of shares of Common Stock purchased by the Company for purposes of the Plan and taken into account pursuant to Section 5.1 or 5.2 prior to the end of the Fiscal Year preceding the year for which the determination is being made, measured from the date the corresponding CAP Units were first credited to such Accounts, if all such shares had remained outstanding and (b) the Average Federal Funds Rate for such Fiscal Year.

         "Change in Control" means (a) a majority of the Board of Directors ceases to consist of Continuing Directors; (b) any Person becomes the Beneficial Owner of 50% or more of the outstanding voting power of the Company unless such acquisition is approved by a majority of the Continuing Directors; (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation with respect to which the requirements of clauses (i) and (ii) below are satisfied: (i) the voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof (as the case may be) outstanding immediately after such merger or consolidation; and (ii) individuals who constitute the Board of Directors immediately prior to the execution of the definitive agreement pertaining to such merger or consolidation continue immediately following such merger or consolidation to represent at least a majority of the membership of the board of directors of the Company or such surviving entity or any parent thereof as the case may be; or (d) the stockholders of the Company approve an agreement to dispose of all or substantially all of the assets of the Company, unless such disposition is approved by a majority of the Continuing Directors.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes.

         "Committee" means each of the Board Committee and the Management and Compensation Committee.

         "Common Stock" means the common stock, par value $1.00 per share, of the Company.

         "Company" means The Bear Stearns Companies Inc., a Delaware corporation, and its successors and assigns.


         "Consolidated Common Stockholders' Equity" means, as of any date of determination, the consolidated stockholders' equity of the Company and its subsidiaries applicable to Common Stock.

         "Continuing Director" means any member of the Board of Directors who is a member on the Effective Date or who is elected to the Board of Directors after the Effective Date upon the recommendation or with the approval of a majority of the Continuing Directors at the time of such recommendation or approval.



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

         "Cost of Carry" means, with respect to a Participant, the sum of (a) the amount obtained by multiplying the Deferred Tax Benefit for each Plan Year by the Average Federal Funds Rate in the Fiscal Year for which the determination is being made, and (b) the amounts obtained by compounding the amounts so obtained for each preceding Fiscal Year for which a Cost of Carry was calculated less the tax benefits associated with the amounts so determined, calculated on the basis of the Marginal Tax Rate in each such Fiscal Year, on an annual basis, at the Average Federal Funds Rate in effect during each succeeding Fiscal Year; and, with respect to the Plan as a whole, means the aggregate Cost of Carry of all Participants in any Fiscal Year.

         "Deferral Period" means the period of five Fiscal Years commencing on the first day of the Fiscal Year following the Plan Year for which an Award was granted or such greater or lesser number of whole Fiscal Years as the Appropriate Committee may approve pursuant to Section 4.2.

         "Deferral Year" means any Fiscal Year during a Deferral Period.

         "Deferred Tax Benefit" means, for each Plan Year, with respect to a Participant, the sum of (a) the amounts obtained by multiplying the value of such Participant's Award as of the end of the Plan Year for which such Award was granted for such Plan Year by the Marginal Tax Rate for such Plan Year and (b) the respective amounts obtained by multiplying the dollar amount of all Earnings Adjustments made with respect to the sub account of such Participant's Capital Accumulation Account corresponding to such Plan Year by the respective Marginal Tax Rates for each Deferral Year for which such adjustments are made. The Deferred Tax Benefit shall be computed and recorded separately for each Plan Year.

         "Disability" means the complete and permanent inability of an individual to perform his duties due to his physical or mental incapacity, all as determined by the Appropriate Committee upon the basis of such evidence, including independent medical reports and data, as the Appropriate Committee deems necessary or appropriate.

         "Dividend Savings" means the amount obtained by first (i) multiplying the sum of (A) all CAP Units credited to the Capital Accumulation Accounts of all Participants pursuant to Section 5.1 in respect of all preceding Fiscal Years of the Plan and all CAP Units credited to such Accounts pursuant to Section 5.2 in respect of Earnings Adjustments, if any, for such Fiscal Years by (B) the weighted average per share amount of all cash dividends paid by the Company on its Common Stock in the Fiscal Year for which the determination is being made (such weighted average amount to be determined by multiplying the amount of each such dividend by the number of days in the Fiscal Year on and after the date on which such dividend is paid, adding all the amounts so obtained and dividing the total by the number of days in such Fiscal Year), (ii) calculating the amount of cash dividends that would have been paid by the Company in all preceding Fiscal Years on the aggregate number of shares of Common Stock purchased by the Company and taken into account for purposes of this Plan pursuant to
      Section 5.1 or 5.2, measured from the date on which the corresponding CAP Units were credited to Participants' Accounts, if all such shares had remained outstanding and (iii) multiplying the respective Dividend Savings determined as provided herein for each preceding Fiscal Year by the fraction which is one minus the Marginal Tax Rate for the corresponding preceding Fiscal Year;

         "Dividends Per Share" means the annual dividend rate as determined by the Board of Directors.

         "Earnings Adjustment" has the meaning assigned to such term in Section 5.2.

         "Effective Date" of this Amended and Restated Plan means July 1, 1999.

         "Eligible Employee" means any individual who is employed by the Company or any of its subsidiaries and affiliates as a Senior Managing Director or its equivalent title as determined by the Appropriate Committee.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes.

         "Executive Committee" means the Executive Committee of the Board of Directors.



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

         "Fair Market Value" of a share of Common Stock as of any date means the closing sales price of a share of Common Stock on the composite tape for New York Stock Exchange listed securities on such date or, if the Common Stock is not quoted on the composite tape or is not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed or, if the Common Stock is not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotation National Market System ("NASDAQ-NMS") or, if the Common Stock is not quoted on NASDAQ-NMS, the average closing bid quotation of a share on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use or, if the Common Stock is not listed or quoted, the fair value thereof as of such date as determined by the Appropriate Committee.

         "Federal Funds Rate" means, for any day which is a Business Day, the rate for U.S. dollar funds settled through the Federal Reserve System or other immediately available U.S. dollar funds, as quoted by an independent broker of such funds selected by the Company, for the last transaction completed prior to 9:30 A.M. (Eastern time) on the Business Day on which such rate is determined, rounded up or down on a daily alternating basis to the nearest whole multiple of one-eighth of one percent, and for any day which is not a Business Day means such rate as determined for the next preceding day which was a Business Day.

         "Fiscal Year" means the fiscal year of the Company beginning December 1 and ending on the succeeding November 30 (or, as the context, requires, any Fiscal Year of the Company commencing prior to July 1, 1999). If the Company shall change its Fiscal Year so as to end on a date other than November 30 ("Year End Date") then, if such new Year End Date falls after November 30 and on or prior to April 30, the Fiscal Year in which such change occurs shall be deemed to consist, for purposes of this Plan, of the period of not more than 18 months beginning on the December 1 following the last Fiscal Year preceding such change and ending such new Year End Date or, if such new Year End Date falls on or after May 1 and prior to November 30, the Fiscal Year in which such change occurs shall be deemed to consist, for purposes of this Plan, of the period of less than 12 months beginning on the first day of the Fiscal Year in which such change occurs and ending on such new Year End Date.

         "Full Year Units" has the meaning assigned to such term in Section 5.2.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.



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

         "Income Per Share" for any Fiscal Year means the remainder of (a) adjusted income or loss before income taxes of the Company and its subsidiaries, and less (b) the adjusted net income amount applicable to common shares divided by the sum of (c) the number of shares of Common Stock outstanding during such Fiscal Year which are included in the computation of Earnings Per Share as reported by the Company in its Annual Report during such Fiscal Year, (d) the number of CAP Units credited to the Capital Accumulation Accounts of all Participants included in the computation of Earnings Per Share as reported by the Company in its Annual Report, and (e) the aggregate number of Restricted Stock Units included in the computation of Earnings Per Share as reported by the Company in its Annual Report. For purposes of this Plan, adjusted income or loss before income taxes of the Company and its subsidiaries shall equal the sum of:
      (i) income or loss before income taxes as reported by the Company in its Annual Report; (ii) any charge or credit to income required in such Fiscal Year by reason of Earnings Adjustments pursuant to Section 5.2; (iii) the amounts of any pre-tax earnings or loss attributable to discontinued operations or extraordinary items; and (iv) pre-tax income or losses from unconsolidated subsidiaries unless such losses have been fully offset by related tax credits and deductions; less (v) the Adjusted Preferred Stock Dividend Requirement during such Fiscal Year; and may be decreased, but not increased, by (vi) an amount determined by the Board Committee in its sole discretion as appropriate to carry out the purposes of the Plan. For purposes of this Plan, adjusted net income applicable to common shares of the Company and its subsidiaries shall equal the sum of: (a) net income applicable to common shares as reported in the Company's Annual Report,
      (b) the effect of any charge or credit to income by reason of the Earnings Adjustment pursuant to Section 5.2, less (c) the amount recorded as tax credits and deductions related to any losses from unconsolidated subsidiaries which are excluded from the computation of adjusted income or loss before income taxes of the Company and its subsidiaries as provided above.

         "Management and Compensation Committee" means the Management and Compensation Committee of the Company or another committee of the Company or the Board of Directors designated by the Board of Directors to perform the functions of the Management and Compensation Committee hereunder.

         "Marginal Tax Rate" means the maximum combined marginal rate of tax expressed as a fraction to which the Company is subject for the applicable Fiscal Year, including Federal, New York State and New York City income taxes (including any minimum or alternative tax), net of any tax benefit resulting from the deductibility of state and local taxes for federal income tax purposes.

         "Participant" means any Eligible Employee (including a Performance Plan Participant) on whose behalf an Award is made hereunder for a Plan Year.

         "Person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or a government or a political subdivision thereof.

         "Personal Leave of Absence" means the absence from the Company by a Participant, with the consent of the Company, for an extended period of time without salary under circumstances in which a return to full-time employment by the Participant is contemplated.

         "Plan" means The Bear Stearns Companies Inc. Capital Accumulation Plan for Senior Managing Directors as set forth herein (including the version applicable to Plan Years commencing prior to July 1, 1999) and as amended and restated from time to time.

         "Plan Year" means the period beginning July 1, 1999 and ending November 30, 2000, and each Fiscal Year thereafter.

         "Preferred Stock" means any capital stock of the Company that has a right to dividends or distributions in liquidation (or both) prior to the holders of the Common Stock.

         "Preferred Stock Dividend Requirement" means, for any Fiscal Year, the amount of all dividends actually declared by the Company on, or required to be declared by the Company in accordance with the terms of, any Preferred Stock, in such Fiscal Year.



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

         "Pre-Plan Earnings Per Share" means, for any Fiscal Year, (a) the sum of (i) the Company's consolidated net income or loss for such Fiscal Year less (ii) the amount of the Preferred Stock Dividend Requirement for such Fiscal Year, plus (iii) the amount obtained by multiplying the Aggregate Imputed Cost deducted in the calculation of consolidated net income or loss for such Fiscal Year by the fraction which is one minus the Marginal Tax Rate for such Fiscal Year, divided by (b) the sum of (x) the number of shares of Common Stock outstanding during such Fiscal Year, computed on a weighted average basis based on the number of days outstanding during such Fiscal Year, (y) the aggregate number of CAP Units credited to the Accounts of all Participants computed on a weighted average basis based on the number of days outstanding during such Fiscal Year but not including in such computation the day that CAP Units are credited, increased or decreased pursuant to Section 5.1 or 5.2 of the Plan, and (z) the aggregate amount of Restricted Stock Units included in the computation of Earnings Per Share as reported in the Company's Annual Report.

         "Registration Statement" has the meaning assigned to such term in
      Section 6.7.

         "Reporting Person" means a director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

         "Retirement" means termination of a Participant's employment with the Company and its Affiliates, provided that the sum of the Participant's attained age (in whole years) plus completed years of service to the Company and its Affiliates equals 45 or more with at least 10 years of service.

         "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as the same may be modified or amended from time to time, and any successor rule.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes.

         "Termination Date" means the last day of any Deferral Period.

         "Total CAP Units" means the aggregate number of CAP Units, adjusted through any date of determination thereof, theretofore credited to a Participant's Capital Accumulation Account.

         "Trustee" means the Trustee of any pension plan of which a participant is a member.

   2.2 Accounting Terms. Whenever any accounting term is used herein, or the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purposes of this Plan, such accounting term shall have the meaning assigned to such term or such determination or computation shall be made (as the case may be), to the extent applicable and except as otherwise specified herein, in accordance with GAAP.

                                  SECTION 3

                                 Eligibility

   3.1 Eligible Employees shall be eligible to receive Awards hereunder, at the discretion of the Board Committee. Subject to the provisions of the Plan, the Board Committee shall have the complete discretion to determine the number of CAP Units to which an Award relates.

   3.2 Notwithstanding Section 3.1, no individual shall participate in the Plan unless such individual agrees to execute such documents or agrees to such restrictions, as the Appropriate Committee in its sole discretion may require.

                                  SECTION 4

                                   Awards

   4.1 General. With respect to each Plan Year beginning on or after December 1, 2000, each Eligible Employee shall be eligible to be granted an Award in the discretion of the Board Committee.



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

   4.2 Terms and Conditions. (a) Each Award shall be evidenced by an agreement which shall set forth the terms and conditions of the Award, including without limitation, the date or dates upon which and/or the other conditions upon satisfaction of which such Award shall vest and the circumstances under which such Award shall be cancelled in whole or part (b) Any credit made to the Participant's Account pursuant to Section 5 hereof in respect of a previously granted Award shall, unless otherwise provided in the agreement evidencing the Award, be subject to the same terms and conditions (including, but not limited to, conditions for vesting and cancellation) as the underlying Award.

   4.3 Voting Rights. Awards, including outstanding Awards, may, at the discretion of the Appropriate Committee, provide a Participant with the right to instruct the voting of shares of Common Stock, including, without limitation, prior to vesting, held through any trust or other arrangement established pursuant to Section 7 hereof.

                                  SECTION 5

                        Capital Accumulation Accounts

   5.1 Annual Credits to Capital Accumulation Accounts. For each Plan Year, the Company shall credit to each Participant, as of the last day of such Plan Year, by means of a bookkeeping entry established and maintained by the Company for each such Participant (a "Capital Accumulation Account"), that number of CAP Units equal to the quotient obtained by dividing (i) An amount determined by the Board Committee with respect to such Participant, by (ii) the Fair Market Value on the date of the grant action by the Board Committee granting the Award. The Company shall record CAP Units credited in respect of each Plan Year in a separate sub account of each Participant's Capital Accumulation Account and any credits or adjustments hereunder to such CAP Units shall be made separately with respect to the CAP Units credited to each such sub account.

   5.2 Earnings Adjustments. The Earnings Adjustment shall be calculated with respect to each Deferral Year as follows:

      (a) first, the Company shall determine a dollar amount to be credited to each Participant in respect of CAP Units credited to such Participant's Capital Accumulation Account as of the first day of the Deferral Year and at all times throughout such Deferral Year ("Full Year Units") by multiplying such number of Full Year Units by the Income Per Share for the Deferral Year; provided, however, that the amount to be credited or debited pursuant to this clause (a) to a Participant whose employment with the Company and its Affiliates was terminated during such Deferral Year shall be the amount determined as aforesaid multiplied by a fraction, the numerator of which shall be the number of whole months in such Deferral Year prior to the month in which his employment terminated and the denominator of which shall be 12;

      (b) the Company then shall calculate a dollar amount to be credited to each Participant in respect of Full Year Units credited to such Participant's Account by multiplying such Full Year Units by Dividends Per Share for the Deferral Year. In addition, the amount to be credited pursuant to this clause
(b) to a Participant whose employment was terminated during such Deferral Year shall also be derived by taking the number of CAP Units held at fiscal year end and multiplying such CAP Units by the Dividends Per Share;

      (c) finally, (i) if the sum of the amounts determined for a Participant in subparagraph (a) and (b) above is a positive number then the Earnings Adjustment shall equal the sum of the amounts as determined under this Section 5.2 (a) and
(b). The Company shall then credit the Account of each Participant with an additional number of CAP Units equal to the quotient of (i) the Earnings Adjustment as determined in this Section 5.2, divided by the Average Cost Per Share.

   5.3 Overall Cost Limitation. Notwithstanding the provisions of Section 5.2, if the operation of the Plan (without giving effect to this Section 5.3) would result in Adjusted Earnings Per Share for any Fiscal Year being less than 98.5% of Pre-Plan Earnings Per Share for such Fiscal Year, then, (a) the Earnings Adjustments required by Section 5.2 shall be reduced or eliminated, so that to the extent possible, after giving effect to all such reductions and eliminations, Adjusted Earnings Per Share for such Fiscal Year will be 98.5% of Pre-Plan Earnings Per Share.



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

   5.4 Antidilution Adjustments. In the event of a stock split or if the Company makes any distribution (other than a cash dividend) with respect to Common Stock after the date CAP Units initially are credited to a Participant's Account in accordance with this Section 5, the number of CAP Units held in each Participant's Account shall be equitably adjusted (as determined by the Appropriate Committee in its sole discretion) to reflect such event. If there shall be any other change in the number or kind of outstanding shares of Common Stock as a result of a recapitalization, combination of shares, merger, consolidation or otherwise, the number of CAP Units credited to each Participant's Account shall be equitably adjusted (as determined by the Appropriate Committee in its sole discretion) to reflect such event.

   5.5 Apportionment of Credits. Whenever CAP Units are credited to a Participant's Account pursuant to Section 5.2 in respect of any Deferral Year, they shall be apportioned among the CAP Units originally credited to such Account in respect of each Plan Year on a pro rata basis, based on the respective number of the CAP Units originally credited in respect of each such Plan Year, and such additional CAP Units shall have the same Termination Date as the original CAP Units to which they are so apportioned.

   5.6 Amounts Vested. A Participant shall become vested in the CAP Units credited to his Account in accordance with the vesting schedule and other conditions prescribed by the Appropriate Committee and reflected in the agreement evidencing the Award. If a Participant's employment with the Company and its Affiliates terminates prior to the time an Award has become fully vested, then unless otherwise provided in the Agreement evidencing the Award, the CAP Units credited to the Participant's Accounts and attributable to such Award shall, to the extent not then vested, be cancelled. The establishment and maintenance of, or credits to, such Account shall not vest in any Participant Trustee or his Beneficiary any right, title or interest in or to any specific asset of the Company.

   5.7 Certification of the Board Committee. As a condition to the right of any Participant, Beneficiary or Trustee to receive any shares payable in respect of CAP Units credited to such Participant's Account or cash in respect of fractional CAP Units credited to such Participant's Account or payable pursuant to Section 6.6, prior to the time CAP Units or cash is credited to the appropriate Accounts of such Participant or a Participant, Beneficiary or Trustee receives cash pursuant to Section 6.6, the Board Committee shall be required to certify, by resolution of the Board Committee or other appropriate action, that the amounts to which such Participant, Beneficiary or Trustee is entitled have been accurately determined in accordance with the provisions of the Plan. The Board Committee has the right to make adjustments to any component of the Earnings Adjustment calculation in order for the amount to meet the purposes of the Plan; however such adjustment may not have the effect of increasing the amount calculated in Section 5.2.

                                  SECTION 6

                             Payment of Benefits

   6.1 Distributions. As soon as practicable following each Termination Date, there shall be paid, in respect of the Award for the related Plan Year, a number of shares of Common Stock equal to the number of CAP Units credited to the Account in respect of such Plan Year determined as of such Termination Date, to the extent that such CAP Units have not been cancelled pursuant to the agreement evidencing the Award.

   6.2 Accelerated Distributions. Notwithstanding the provisions of Section 6.1 and in lieu of any distribution on a Termination Date, a distribution may be paid prior to a Termination Date as follows:

      (a) If a Participant shall die during any Fiscal Year prior to the end of all of his Deferral Periods, the Participant's estate (or his Beneficiary) or at the discretion of the Company the Trustee shall be entitled to receive from the Company, as soon as practicable after the end of the Fiscal Year in which such Participant's death occurs, a number of shares of Common Stock equal to the CAP Units credited to the Account, as adjusted pursuant to Sections 5.4 and 5.2, as of the end of the Fiscal Year in which such Participant's death occurs.

      (b) If a Participant's employment with the Company and its Affiliates shall be terminated for any reason prior to the end of all of his Deferral Periods (other than by reason of death), or if such Participant shall suffer a Disability or shall become a Managing Director Emeritus of Bear Stearns, then such Participant (or his Beneficiary) or the Trustee shall, unless otherwise determined by the Appropriate Committee as hereinafter provided, continue to be bound by, and to be subject to, all the terms and provisions of this Plan.

   Notwithstanding the foregoing:

         (i) the Appropriate Committee shall have the right in its sole discretion (A) to treat a Participant who has suffered a Disability or who has become a Managing Director Emeritus of Bear Stearns as a Participant
      (1) in all respects under this Plan, (2) to whom the provisions of Section
      5.2 but not the provisions of Section 4.1 shall apply or (3) whose employment with the Company and its Affiliates has terminated and to whom the foregoing provisions of this paragraph (b) shall apply, and (B) at any time or from time to time, to change any such treatment with respect to any such Participant to any other such treatment;

         (ii) the Appropriate Committee shall have the right in its sole discretion to accelerate any Termination Date with respect to any Plan Year (with or without accelerating the vesting of the Participant's Total CAP Units) of a Participant whose employment with the Company and its Affiliates terminates to the last day of the Fiscal Year in which such employment terminates or to the last day of any subsequent Fiscal Year, in which case the date so determined by the Appropriate Committee with respect to each such Plan Year shall be the Participant's Termination Date for all purposes of this Plan with respect to each such Plan Year. The Appropriate Committee shall give notice of any such determination to the Participant at least ten days prior to the earliest of such accelerated Termination Dates. In addition, if a Participant whose employment with the Company has terminated shall request the Appropriate Committee to accelerate the Termination Date with respect to any Plan Year of such Participant to the last day of the Fiscal Year immediately preceding the Fiscal Year in which such Participant's employment terminates, the Appropriate Committee may in its sole discretion so accelerate the Termination Date (with or without accelerating vesting) with respect to any such Plan Year of such Participant. If the Appropriate Committee takes such action, the distribution from the Plan in respect of the Participant for any Plan Year the Termination Date of which is so accelerated shall be based on all or a portion of the Total CAP Units at the end of such prior Fiscal Year for each such Plan Year, without giving effect to any adjustments otherwise required to be made during the Fiscal Year in which his employment terminates, including, without limitation, for Earnings Adjustments, dividends on the Common Stock, or interest, and the distributions called for in Section 6.1 of the Plan shall be made as soon as practicable after such action is taken by the Appropriate Committee;

         (iii) Notwithstanding clause (ii) above, the Appropriate Committee shall have the right in its sole discretion to determine that, regardless of the Termination Date with respect to any other Plan Year or Plan Years, the Termination Date with respect to the Plan Year in which the employment of the Participant with the Company and its Affiliates terminates, and the Plan Year immediately preceding such Plan Year if such employment terminates prior to the date on which the Account of such Participant is credited pursuant to Section 5.1 hereof with respect to such immediately preceding Plan Year, shall be the last day of the Fiscal Year immediately preceding the Plan Year in which such employment terminates or, if applicable, the prior Plan Year; and

      (c) If a Participant shall take a Personal Leave of Absence prior to the end of all his Deferral Periods, the Appropriate Committee shall have the right in its sole discretion to require the Participant to become subject to the provisions of paragraph (b) above (to the same extent as a Participant whose employment had terminated) during the period of such Personal Leave of Absence, except that in the event the Participant resumes full-time employment after the first day of a Fiscal Year, all calculations under this Plan with respect to such Fiscal Year shall be made by treating the Participant in the same manner as a full-time employee for the number of full months of such employment during such Fiscal Year and as a Participant whose employment had been terminated for the balance of such Fiscal Year. If the Appropriate Committee shall not take such action the Participant shall continue to be treated under this Plan on the same basis as a Participant who is not on a Personal Leave of Absence; provided, however, that each of the applicable vesting periods shall be extended by the number of months that such Participant was on Personal Leave of Absence.

      (d) In addition, in the event of hardship, actual or prospective change in tax laws, or any other unforeseen or unintended circumstance or event (including, without limitation, if the tax laws of any foreign jurisdiction do not provide for tax consequences to Participants or the Company that are comparable to those provided under United States tax laws), or if desirable to preserve the deductibility for federal income taxes of compensation paid or payable by the Company to any Participant, the Appropriate Committee, in its sole discretion, may accelerate any Termination Date of any Participant (and may accelerate the vesting of such Participant's Total CAP Units) to the last day of any Fiscal Year, in which case the accelerated date determined by the Appropriate Committee shall be the Termination Date for all purposes of this Plan.

   6.3 Change in Control and Parachute Limitation. Notwithstanding the provisions of Sections 6.1 and 6.2, within sixty (60) days of the occurrence of a Change in Control, the Board Committee in its sole discretion may provide that
(a) payment shall be made in respect of each Participant of that number of shares of Common Stock which is equal to all or any portion of the Total CAP Units credited to his Account as of the date of such Change in Control, and/or
(b) the Total CAP Units in respect of each Participant shall be fully vested by reason of such Change in Control; provided, however, no amount shall be immediately distributable or payable under the Plan if and to the extent that the Appropriate Committee determines that such distribution or payment would subject a Reporting Person to liability under Section 16(b) of the Exchange Act or any rule or regulation thereunder by reason of transactions or events occurring on or prior to the occurrence of the Change in Control. Payment of amounts not distributed by reason of this Section 6.3 shall be made as soon as practicable, consistent with this Section 6.3.

   6.4 Additional Distributions in Certain Cases. In addition to the amounts provided by Section 6.1, 6.2 or 6.3, if (a) upon making any distribution, the Company determines that the Company or Bear Stearns would realize a tax benefit calculated at its Marginal Tax Rate in the year of such distribution (without giving effect to any carryovers or carrybacks of losses, credits or deductions from any prior or succeeding Fiscal Year) in excess of the amount of Deferred Tax Benefit in respect of its liability to such Participant on account of such distribution, and (b) the number of CAP Units credited to his Account had been reduced in a prior Fiscal Year as a result of the application of Section 5.3, then at the time of the distribution pursuant to this Section 6 the Company also shall pay to such Participant, in shares of Common Stock, an additional amount equal to the lesser of (i) the amount by which the actual tax benefit to be received by the Company or Bear Stearns exceeds such Deferred Tax Benefit and
(ii) the amount by which such Participant's Account was so reduced. Notwithstanding the foregoing, no Participant shall be entitled to require that any payment from the Company is made pursuant to this Section 6.4 in respect of any reduction in his in the number of CAP Units credited to his Account for any period commencing with the first day of the month following the month in which his employment by the Company and its Affiliates was terminated.

   6.5 Special Provisions for Reporting Persons. If required by Rule 16b-3, shares of Common Stock distributed to Participants who are Reporting Persons shall bear an appropriate legend to the effect that such shares of Common Stock may not be transferred for a period of six (6) months after they are credited to the Account of such Participant.

   6.6 Form of Payments. Except as otherwise provided herein, all distributions in respect of CAP Units to be made under the Plan shall be made in whole shares of Common Stock. Payment in respect of any fractional CAP Unit shall be made in cash based upon the Fair Market Value of a share of Common Stock on the second Business Day preceding the payment date. Shares of Common Stock distributed hereunder shall be treasury shares, shares of authorized but unissued Common Stock, shares held by any trust or other arrangement established pursuant to
Section 7 hereof or a combination thereof, and shall be fully paid and nonassessable. If shares of Common Stock are distributed pursuant to Sections 6.1, 6.2(a) or 6.2(b) to any Participant, Beneficiary or Trustee after the record date for any cash dividend occurring after the Termination Date with respect to which such shares are distributed or, in the cases of Sections 6.2(a) or 6.2(b), after the end of the Fiscal Year in which the death or Disability of a Participant occurs, then such Participant (or his estate or Beneficiary) or Trustee shall be entitled to receive from the Company an amount of cash equal to the cash dividends per share payable to holders of record on such record date multiplied by the number of shares of Common Stock so distributed to such Participant after such record date. Where a payment is made under the Plan, the payment may be made at the discretion of the Company either to the Participant or by way of a contribution to any pension plan established by the Company of which the Participant is a member.

   6.7 Registration and Listing of Common Stock. Prior to the date on which any shares of Common Stock are required to be issued under this Plan without taking into account any acceleration of such distribution date pursuant to the provisions of Section 6.2 of the Plan, the Company shall file a registration statement (a "Registration Statement") on Form S-3 and/or Form S-8 (or any successor form then in effect) under the Securities Act, with respect to all shares of Common Stock which the Company then estimates are distributable under the Plan; provided, however, that the Company need not file a Registration Statement hereunder if, prior to such date, the Company receives a written opinion of counsel to the effect that such shares of Common Stock may be sold, transferred or otherwise disposed of under the Securities Act without registration thereunder. The Company shall use its best efforts to have any such Registration Statement declared effective as soon as reasonably practicable after filing and shall use reasonable efforts to keep each such Registration Statement continuously in effect until all shares of Common Stock to which such Registration Statement relates have been so issued, and for a two-year period thereafter. From time to time the Company also shall amend such Registration Statement to cover any additional shares of Common Stock which become distributable under the Plan and otherwise would not be covered by such Registration Statement. In the event that Participants would be precluded from selling any shares of Common Stock distributable hereunder unless such shares were registered or qualified under the securities or "blue sky" laws of any state (or otherwise received the approval of any state governmental or regulatory authority), then the Company shall use its best efforts to cause such shares of Common Stock to be duly registered or qualified (or to receive such approval) as may be required. If the shares of Common Stock distributable hereunder satisfy the criteria for listing on any exchange on which the Common Stock is then listed, then (unless such shares of Common Stock already are listed on such exchange) the Company shall apply for and use its best efforts to obtain a listing of all such shares of Common Stock on such exchange. All costs and expenses incurred by the Company in connection with the satisfaction of its obligations under this Section 6.7 shall be borne by the Company. The Company shall immediately notify each Participant in the event that a Registration Statement which has been filed and remains effective contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Upon receipt of such notice, no Participant shall sell or agree to sell any shares of Common Stock pursuant to such Registration Statement unless and until the Company has notified each Participant that such Registration Statement no longer contains such misstatement or omission. In the event that shares of Common Stock are issued to Participants hereunder other than pursuant to a Registration Statement, then, unless the Company shall have obtained the opinion of counsel referred to above, each certificate representing such shares shall bear a legend substantially to the following effect:

   The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with the requirements of such Act.

   By accepting an Award hereunder, each Participant or Trustee shall be deemed to have agreed to the foregoing provisions of this Section 6.7.

   6.8 Reservation of Shares. The Company, as soon as practicable after the Appropriate Committee grants Awards to Eligible Employees shall reserve, contribute to a trust or other arrangement established pursuant to Section 7 hereof, or direct any such trust or other arrangement to purchase such number of shares of Common Stock (which may be authorized but unissued shares or treasury shares) as shall be required so that the total of all shares reserved, contributed or purchased hereunder, including shares reserved, contributed or purchased pursuant to this Section 6.8 in preceding Fiscal Years, shall be equal to the number of shares of Common Stock which the Company would be obligated to issue in accordance with the terms of the Plan if the Plan were to be terminated at such time.

                                  SECTION 7

                         Unfunded Status of the Plan

   The Plan is intended to constitute an "unfunded" plan for long-term incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing herein contained shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Appropriate Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Common Stock to Participants; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

                                  SECTION 8

                         Administration of the Plan

   8.1 Authority of Committee. The Plan shall be administered by the Appropriate Committees, which shall have full power and authority as set forth herein to interpret, to construe and to administer the Plan and to review claims for benefits under the Plan. Each Appropriate Committee's interpretations and constructions of the Plan and actions thereunder, including but not limited to the determination of the amounts to be credited to any Capital Accumulation Account, shall be binding and conclusive on all persons and for all purposes.

   8.2 Duties of Committee. The Appropriate Committees shall cause the Company to establish and maintain records of the Plan, of each Account and of each sub account thereof established for any Participant hereunder. Either of the Appropriate Committees may engage such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for purposes of the Plan, may arrange for the engagement of such legal counsel, who may be counsel for the Company, and may make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of the Plan. Each such Committee may rely upon the written opinion of the accountants and counsel engaged by it. Subject to any limitations imposed by applicable law (including Rule 16b-3), either Appropriate Committee may delegate to any agent or to any subcommittee or member of such Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation of authority shall be subject to revocation at any time at the discretion of such Committee.

   8.3 Purchase of Common Stock. The Company intends to purchase shares of Common Stock in the open market or in private transactions or otherwise during the term of the Plan for issuance to Participants in accordance with the terms hereof and may sell or contribute any such shares to any trust or other arrangement established pursuant to Section 7 hereof. The trustee under any trust or under any other arrangement may also purchase shares of common stock on behalf of the trust or other arrangement in the open market or in private transactions. Shares of Common Stock shall be purchased for purposes of the Plan on a combined or joint basis without identifying shares so purchased as having been purchased for this Plan. Notwithstanding the foregoing, the Company will specifically designate all such shares at the time they are purchased as having been purchased for the purpose of making determinations under this Plan; provided, however, that any shares purchased or held by the Company shall be the sole property of the Company and shares purchased by, sold to or contributed to any trust or other arrangement established pursuant to Section 7 hereof shall be the sole property of the trust or other arrangement and no Participant, Beneficiary or Trustee shall have any right, title or interest whatsoever in or to any such shares. All shares of Common Stock purchased by the Company on or after July 1, 1992 and designated by the Company as having been purchased for the CAP Plan shall be considered, notwithstanding such designation, to have been purchased for purposes of this Plan. The acquisition of Common Stock as described above by the Company will be subject to the sole discretion of the Board Committee, which shall determine the time and price at which and the manner in which such shares are to be acquired, subject to applicable law.

   8.4 Plan Expenses. The Company shall pay the fees and expenses of accountants, counsel, agents and other personnel and all other costs of administration of the Plan.

   8.5 Indemnification. To the maximum extent permitted by applicable law, no member of any Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of such Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of each Committee and each other director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including fees, disbursements and other charges of legal counsel) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such person's own fraud, willful misconduct or bad faith. The foregoing shall not be deemed to limit the Company's obligation to indemnify any member of any Committee under the Company's Restated Certificate of Incorporation or Bylaws, or under any other agreement between the Company and such member.

   8.6 Maximum Number of Shares.

      (a) The aggregate number of CAP Units that may be credited to Accounts under the Plan for any Plan Year shall not exceed the equivalent number of shares of Common Stock equal to the sum of 15% of the outstanding shares of Common Stock as of the last day of such Plan Year (the "Base Shares") and the number, if any, by which the sum of the Base Shares in all prior Fiscal Years beginning on or after July 1, 1993 exceeds the number of shares credited to Accounts under this Plan in all such prior Fiscal Years. For purposes of determining the number of shares of Common Stock outstanding as of the last day of any Plan Year, such number shall be calculated as the sum of (i) the number of shares of Common Stock outstanding at such year end, (ii) the number of shares underlying CAP Units credited to Participants' Accounts as of such date and (iii) the number of shares underlying CAP Units to be credited to all such Accounts as a result of making any adjustment to such Accounts required by Sections 5.1 and 5.2 in respect of all Fiscal Years ending on or prior to the date of determination in respect of all Fiscal Years ending on or prior to the date of such determination.

      (b) If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off, split up, dividend in kind or other change in the corporate structure or distribution to the stockholders, appropriate adjustments may be made by the Board Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares which may be issued under the Plan. Appropriate adjustments may also be made by the Board Committee in the terms of any awards under the Plan to reflect such changes and to modify any other terms of outstanding awards on an equitable basis as the Board Committee in its discretion determines.

   8.7 Forward Repurchases of Common Stock. The Company shall have the right, upon authorization of the Board Committee, to enter into forward contracts for the repurchase from one or more Participants, Beneficiaries or Trustees of any or all shares of Common Stock representing vested CAP Units previously credited to Accounts with respect to any Plan Year and distributed on or after the relevant Termination Date of the Deferral Period ending in the then current Fiscal Year, having such terms and conditions as shall be determined by the Board Committee, for a purchase price per share equal to the average of the closing prices of the Common Stock as reported on the New York Stock Exchange Consolidated Tape for each day of trading in the Common Stock during the period from the effective date of the contract to the date of repurchase, provided that such price is within the range defined by the Board Committee, and provided further that a contract may not be entered into more than twelve (12) months prior to the expiration of the applicable Deferral Period and will terminate, and be null and void, unless the Company satisfies performance goals established by the Board Committee in writing, by resolution of the Board Committee or other appropriate action, not later than ninety (90) days after the commencement of the Fiscal Year to which the performance goals relate, and certified by the Board Committee in writing as having been satisfied prior to the relevant Termination Date. The formula for calculating the performance goals shall be based upon one or more of the following criteria, individually or in combination, adjusted in such manner as the Board Committee shall determine, for a period of not less than nine (9) months of the applicable Fiscal Year: (a) pre-tax or after-tax return on equity; (b) earnings per share; (c) pre-tax or after-tax net income; (d) business unit or departmental pre-tax or after-tax income; (e) book value per share; (f) market price per share; (g) relative performance to peer group companies; (h) expense management; and (i) total return to stockholders.

                                  SECTION 9

                          Amendment and Termination

   The Plan shall terminate in accordance with the provisions of Section 11.12. The Plan may be amended, suspended or earlier terminated, in whole or in part as to a particular Plan Year, and at any time and from time to time, by the Board Committee, but except as provided below no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action. Except as provided in the following sentence, if the Plan is terminated prior to the end of any Fiscal Year, (i) the Company shall credit the Accounts of all Participants (other than those whose employment with the Company and its Affiliates had terminated prior to the date the Plan terminates, except a Participant referred to in subparagraph (iii) of Section 6.2(b)) in the manner provided in Section
5.2 in respect of the portion of the Company's Fiscal Year ended on the date of such termination, and (ii) as soon as practicable following the end of the Fiscal Year in which such termination occurs, the Company shall deliver to each Participant, Beneficiary or Trustee the number of shares of Common Stock corresponding to the number of CAP Units credited to his Account which the Participant, Beneficiary or Trustee otherwise would be entitled to receive pursuant to Section 6 as of the designated Termination Date in respect of the Plan Year or Plan Years involved. Notwithstanding the foregoing, if the Company shall determine that the Plan should be terminated immediately, either in its entirety or in part in respect of any Plan Year, no adjustments or credits shall be made to the Accounts of the Participants pursuant to Section 5 in respect of the Fiscal Year in which such termination occurs and each Participant shall be entitled to receive from the Company, as soon as practicable following the date of such termination, shares of Common Stock and/or amounts in cash determined in accordance with Section 6 hereof as if the Termination Date in respect of the Plan Year or Plan Years involved were the last day of the Fiscal Year preceding the Fiscal Year in which such termination occurs. Upon termination of the Plan in its entirety or with respect to one or more Plan Years, the Board Committee, in its sole and absolute discretion, may accelerate the vesting of all or any portion of the Total CAP Units credited to a Participant's Account, which would not then be vested.

                                 SECTION 10

                        Designation of Beneficiaries

   10.1 General. Each Participant may file with the Appropriate Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, which the Participant is entitled to receive under the Plan upon his death. A Participant, from time to time, may revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new such designation with the Appropriate Committee. The most recent such designation received by the Appropriate Committee shall be controlling; provided, however, that no designation, or change of revocation thereof, shall be effective unless received by the Appropriate Committee prior to the Participant's death, and in no event shall any such designation be effective as of a date prior to such receipt.

   10.2 Lack of Designated Beneficiary. If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated as his Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his death. If the Appropriate Committee is in doubt as to the right of any person to receive such amount, the Committee may cause the Company to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Appropriate Committee may pay and deliver such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan and the Company therefore.

                                 SECTION 11

                             General Provisions

   11.1 Successors. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and each Participant and his Beneficiary or Trustee.

   11.2 No Continued Employment. Neither the Plan nor any action taken thereunder shall be construed as giving to a Participant the right to be retained in the employ of the Company or any of its Affiliates or as affecting the right of the Company or any of its Affiliates to dismiss any Participant.

   11.3 Withholding. As a condition to receiving any distribution or payment of amounts hereunder, the Company may require the Participant to make a cash payment to the Company or, in its sole discretion, upon the request of a Participant, may withhold from any amount or amounts payable under the Plan, in either case, in an amount equal to all federal, state, city or other taxes as may be required to be withheld in respect of such payments pursuant to any law or governmental regulation or ruling.

   11.4 Non-alienation of Benefits. No right to any amount payable at any time under the Plan may be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as expressly provided herein or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge or encumbrance, or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Participant, his Beneficiary or Trustee or would otherwise not be enjoyed by him, then the Appropriate Committee, if it so elects, may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Participant, his Beneficiary, Trustee or any other person or persons deemed to be the natural objects of his bounty, taking into account the expressed wishes of the Participant (or, in the event of his death, his Beneficiary).

   11.5 Incompetency. If the Appropriate Committee shall find that any person to whom any amount is or was distributable or payable hereunder is unable to care for his affairs because of illness or accident, or has died, then the Appropriate Committee, if it so elects, may direct that any payment due him or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof be paid or applied for the benefit of such person or to or for the benefit of his spouse, children or other dependents, an institution maintaining or having custody of such person, any guardian or any other person deemed by such Appropriate Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as such Appropriate Committee may deem proper. Any such payment shall be in complete discharge of the liability therefore of the Company, the Plan, the Committee or any member, officer or employee thereof.

   11.6 Offsets. To the extent permitted by law, the Company or any of its Affiliates shall have the absolute right to withhold any shares of Common Stock or any amounts otherwise required to be distributed or paid to any Participant, Beneficiary or Trustee under the terms of the Plan, to the extent of any amount owed or which in the sole judgment of the Appropriate Committee may in the future be owed for any reason by such Participant, in the case of a payment to such Participant, or to the extent of any amount owed or which in the sole judgment of the Appropriate Committee may in the future be owed for any reason by the Participant, such Beneficiary, in the case of payment to a Beneficiary or to a Trustee in the case of payment to a Trustee, to the Company or any of its Affiliates, and to set off and apply the amounts so withheld to payment of any such amount ultimately determined by the Appropriate Committee, in its sole discretion, to be owed to the Company or any of its Affiliates, whether or not such amounts shall then be immediately due and payable and in such order or priority as among such amounts owed as the Appropriate Committee, in its sole discretion, shall determine. In determining the amount of a permitted offset under this Section 11.6, any shares of Common Stock required to be distributed to a Participant, Beneficiary or Trustee shall be valued at the Fair Market Value of such Shares on the date of offset.

   11.7 Notices, etc. All elections, designations, requests, notices, instructions and other communications from a Participant, Beneficiary, Trustee or other person to any Appropriate Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Appropriate Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Appropriate Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

   11.8 Other Benefits. The benefits, if any, payable under the Plan shall be in addition to any other benefits provided for Participants.



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

   11.9 Interpretation, etc. The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. The masculine pronoun wherever used herein shall include the feminine pronoun, and a singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

   11.10 Laws; Severability. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent preempted by the Employee Retirement Income Security Act of 1974, as amended. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be effective.

   11.11 Effective Date. This amendment and restatement of the Plan shall be effective as of July 1, 1999, and shall apply to Awards granted for Plan Years beginning on or after that date. CAP Units credited and attributable to deferrals of compensation made for prior Plan Years shall be subject to the terms of this Plan as in effect on June 30, 1999.

   11.12 Termination of the Plan. Unless earlier terminated by action of the Board Committee, the Plan will remain in effect until December 31, 2013; provided, however, that each outstanding Award shall remain in full force and effect subject to the terms of the applicable grant until the completion of the applicable Deferral Period in accordance with the provisions of such grant.













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